EXHIBIT(a)(1)(c)(i)
PETER KIEWIT SONS’, INC.
Instructions for Letter of Transmittal
To Tender Shares of Stock
Held by Eligible Employees
In Exchange for
Interests in the Peter Kiewit Sons’, Inc. Employee Ownership Plan
Pursuant to the Offer to Exchange Described Below

Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”) has provided you with an Offer to Exchange dated October 23, 2007, that describes the Company’s offer to its employees and directors and employees of its controlled subsidiaries (“Eligible Employees”), to exchange all of their outstanding shares of the Company’s $0.01 par value common stock (“Stock”) for an equal number of interests (“Interests”) to be issued under the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”), on the terms and subject to the conditions set forth in the Offer to Exchange and in the Letter of Transmittal attached to these Instructions (which, together, as amended, supplemented or modified from time to time, constitute the “Offer”). The Offer is more fully described in the Offer to Exchange, and you should carefully review the Offer to Exchange prior to making any decision whether or not to tender your shares of Stock. Terms used in these instructions and the Letter of Transmittal and not otherwise defined herein have the meanings given to them in the Offer to Exchange.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON NOVEMBER 28, 2007, UNLESS THE OFFER IS EXTENDED AS DESCRIBED IN THE OFFER TO EXCHANGE. SHARES OF STOCK TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

You may participate in the Offer only if you are an Eligible Employee and own shares of Stock.

The Offer is being made in conjunction with solicitation of proxies on behalf of the Board of Directors of the Company (the “Board”) pursuant to the Company’s Proxy Statement for a Special Meeting of Stockholders to be held on the date set forth therein (the “Special Meeting”), to be voted at the Special Meeting for the purpose of adopting the Plan and amending and restating the Company’s Restated Certificate of Incorporation (“Certificate”) as necessary in connection with the adoption of the Plan (the “Certificate Amendment”).

Tendering shares of Stock for exchange is voluntary. IF YOU DO NOT WISH TO EXCHANGE ANY SHARES OF STOCK FOR INTERESTS, DO NOT FILL OUT THE ATTACHED LETTER OF TRANSMITTAL. However, assuming adoption of the Plan and approval of the Certificate Amendment, ownership of the Company by Eligible Employees will be permitted only through Interests. Therefore, the Company intends to repurchase any shares of Stock owned by an Eligible Employee and not tendered or accepted for exchange in accordance with the provisions provided by the proposed Certificate Amendment.

Shares of Stock tendered pursuant to the Offer may be withdrawn only in the manner described in the Offer to Exchange; otherwise, any tender of shares of Stock made under the Offer is irrevocable.

PLEASE READ THE FOLLOWING INSTRUCTIONS CAREFULLY AND IN THEIR ENTIRETY BEFORE COMPLETING THE LETTER OF TRANSMITTAL.

For further information or assistance concerning the Letter of Transmittal, contact Douglas A. Obermier, Stock Registrar, Peter Kiewit Sons’, Inc., Kiewit Plaza, Omaha, Nebraska 68131, telephone (402) 271-2977.

INSTRUCTIONS

1. Delivery.  The Letter of Transmittal or a photocopy of it should be properly filled in, dated and signed, and should be delivered to the address set forth below:

Douglas A. Obermier
Stock Registrar
Peter Kiewit Sons’, Inc.
Kiewit Plaza
Omaha, Nebraska 68131

Delivery of the Letter of Transmittal to an address other than as set forth above, or via facsimile or e-mail will not constitute valid delivery.

Unless your lender is U.S. Bank National Association (“U.S. Bank”), your Letter of Transmittal must be accompanied by your share certificates for the Stock being tendered. DO NOT SIGN OR OTHERWISE ENDORSE ANY SHARE CERTIFICATES TENDERED PURSUANT TO THE OFFER. EXECUTION OF THE LETTER OF TRANSMITTAL WILL ASSIGN YOUR TENDERED STOCK TO THE COMPANY, SUBJECT TO CONSUMMATION OF THE OFFER.

To be effective, delivery of this Letter of Transmittal and any required certificates representing shares of Stock you wish to tender must be made prior to 12:00 midnight, Eastern time, on the expiration date, which will be November 28, 2007, unless the offer is extended as described in the Offer to Exchange.

THE METHOD OF DELIVERY OF ALL DOCUMENTS TO THE STOCK REGISTRAR IS AT YOUR OPTION AND RISK, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE STOCK REGISTRAR. IF YOU CHOOSE TO SEND BY MAIL, IT IS RECOMMENDED THAT YOU SEND BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED.

No alternative, conditional or contingent tenders will be accepted.

2. Special Instructions for Stock Pledged to U.S. Bank. If any certificates for your Stock being tendered have been pledged to U.S. Bank, you must so indicate in Box B. U.S. Bank will retain and continue to hold all certificates previously provided to it pursuant to the terms of your previously executed loan documents as directed by you in the Letter of Transmittal. In such event, no certificates are required to accompany the Letter of Transmittal to constitute a valid tender.

3. Special Instructions for Stock Pledged to Other Qualified Financial Institutions.  If any certificates for your Stock being tendered have been pledged to any other Qualified Financial Institution (as defined in the Certificate), you must so indicate in Box B and, you must make independent arrangements with your Qualified Financial Institution for the delivery of such certificates and the Letter of Transmittal to the Company before the expiration of the Offer. Assuming your Stock is accepted for exchange, the Company, pursuant to the Offer to Exchange and the Plan, will issue new share certificates in the name of the Plan Administrator (the “Administrator”) when Interests are issued to you, and the Administrator will pledge and deliver the new certificates to your Qualified Financial Institution, as agent for, and on your behalf, as directed by you in the Letter of Transmittal.

4. Signatures.  You must sign and date the last page of the Letter of Transmittal. The signature on the Letter of Transmittal must correspond exactly to the name as written on the face of the share certificate(s) for the shares of Stock tendered in the Offer. If you have questions regarding your certificates, please contact the Stock Registrar.

5. Inadequate Space.  If there is insufficient space to list all of your share certificates for shares of Stock being tendered in the Offer or to respond to any other information, please attach a separate sheet.

6. Partial Tenders.  Partial tenders will not be accepted. If you attempt to tender less than all of your shares of Stock, excluding Stock held by a trust or other estate planning vehicle to which you previously transferred Stock with the Board’s permission, your tender will not be accepted.

7. Lost Certificates.  If one or more of your share certificates have been lost or destroyed, you should contact the Stock Registrar for instructions regarding the relevant documentation and supporting evidence you will need to submit.

8. Special Delivery Instructions.  If the share certificates evidencing shares of Stock are pledged to a Qualified Financial Institution other than U.S. Bank, you must provide the information required by Box C.

9. Questions and Requests for Assistance or Additional Copies.  Questions or requests for assistance may be directed to the Stock Registrar in writing at the address specified in Paragraph 1 above or by telephone at (402) 271-2977. Requests for additional copies of the Offer to Exchange or this Letter of Transmittal should also be directed to the Stock Registrar, and copies will be furnished promptly at the Company’s expense.

10. Validity of Tender.  The Letter of Transmittal, properly completed and duly executed, together with any required certificates for tendered Stock, must be received by the Stock Registrar prior to the expiration of the Offer. A tender of Stock will not be deemed to have been made until all irregularities and defects have been cured or waived. The Company reserves full discretion to determine whether the documentation with respect to tendered Stock is complete and generally to resolve all questions relating to tenders, including the date and hour of receipt of a tender, the propriety of execution of any document and all other questions regarding the validity or acceptability of any tender. The Company reserves the right to reject any tender not in proper form or to waive any irregularities or conditions. The Company’s interpretation of the terms and conditions of Offer and these Instructions will be final. However, a tendering stockholder who disagrees with an interpretation by the Company may seek recourse under state law, to the extent that any such recourse is available.

11. Failure to Complete Offer or Otherwise Accept Stock; Return of Stock Certificates.  If the Offer is not completed for any reason, the Company determines that your Stock was not proper tendered, you withdraw your tender, or if you are not an Eligible Employee, your Stock will remain recorded in your name, and any shares of Stock delivered to us will be returned to you (or your Qualified Financial Institution, if your Stock is pledged to a Qualified Financial Institution) at our cost.

LETTER OF TRANSMITTAL

This Letter of Transmittal is to be used to tender shares of the $0.01 par value common stock (“Stock”) of Peter Kiewit Sons’, Inc., a Delaware corporation (the “Company”) in exchange for interests (“Interests”) to be issued under the Peter Kiewit Sons’, Inc. Employee Ownership Plan (the “Plan”), as described in the Offer to Exchange dated October 23, 2007 (the “Offer to Exchange”).

Douglas A. Obermier, Stock Registrar:

I hereby tender the shares of Stock represented by the certificates listed in Box B below in exchange for and in consideration of the issuance of an equal number of Interests to be issued under the Plan, on the terms and subject to the conditions set forth in the Offer to Exchange and this Letter of Transmittal (which, together, as amended, supplemented or modified from time to time, constitute the “Offer”). Upon the terms and subject to the conditions set forth in the Offer, and upon acceptance for exchange of the Stock tendered herewith, the undersigned hereby transfers to or upon the order of the Company, all right, title and interest in and to all Stock being tendered hereby.

BOX A:  NAME AND ADDRESS OF REGISTERED HOLDER

Please type or print the name of the registered holder of the shares of Stock listed in Box B exactly as such name appears on the share certificate(s) for the tendered Stock, along with the address of the registered holder.

Name and Address of Registered Holder (type or print)

Name:

Address:

(City)	(State/Province)	(Zip Code/Postal Code)

Telephone Number:

E-Mail Address:

The undersigned requests that the number of Interests to which the undersigned is entitled, be recorded in the name of, and the written confirmation of such registration be delivered to, the registered holder set forth in Box A above at the address set forth in Box A above.

BOX B: TENDERED CERTIFICATES

Please list in this Box B (and an attached sheet, if necessary) all of the certificates representing shares of Stock you are submitting with this Letter of Transmittal to tender in exchange for Interests, or (i) if such certificates are pledged to U.S. Bank National Association (“U.S. Bank”), the certificates to be retained and held by U.S. Bank pursuant to the terms of your previously executed loan documents, or (ii) if such certificates are pledged to a Qualified Financial Institution (as defined in the Company’s Restated Certificate of Incorporation) other than U.S. Bank, the name of such Qualified Financial Institution and the certificates you are directing such Qualified Financial Institution to send to the Company.

Check and complete the appropriate box:
No. of Shares
		Certificate to be Sent Directly		Represented by
Certificate Sent Directly		by the Qualified Financial		Certificate and
by Stockholder	Certificate Held by U.S. Bank	Institution Listed Below	Certificate Number	Tendered Hereby*

*	Unless otherwise indicated, it will be assumed that all shares of Stock evidenced by each certificate are being tendered for exchange hereby. See Instruction 6.

BOX C: SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the share certificates evidencing shares of Stock are pledged to a Qualified Financial Institution OTHERthan U.S. Bank.

Upon acceptance of shares of Stock tendered for exchange, in accordance with the provisions of Section 9.3(b) of the Plan, the undersigned hereby authorizes the Company, and directs the Administrator, as agent for, and on behalf of the undersigned, to pledge and deliver the corresponding new share certificate(s) issued in the name of the Administrator with respect to such tendered Stock, to the Qualified Financial Institution specified below. The undersigned requests that certificates for any shares of Stock not accepted for exchange in the Offer be returned to the Qualified Financial Institution specified below.

Name and Address of Qualified Financial Institution (type or print)

Name:

Address:

(City)	(State/Province)	(Zip Code/Postal Code)

Telephone Number:

Contact Name:

1. Authority.  The undersigned represents and warrants that the undersigned has full power and authority to assign and transfer the Stock tendered and has good title to such Stock, free and clear (except to the extent pledged to a Qualified Financial Institution) of all liens, restrictions, charges, encumbrances, pledges, security interests or other obligations affecting the assignment or transfer of the Stock, and such Stock is not subject to any adverse claim (except to the extent so pledged). All authority conferred or agreed to be conferred in this Letter of Transmittal shall not be affected by, and shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned under this Letter of Transmittal shall be binding upon successors, assigns, heirs, executors, administrators and legal representatives of the undersigned.

2. Power of Attorney.  By executing this Letter of Transmittal, and effective upon acceptance for exchange of the Stock tendered herewith, the undersigned hereby irrevocably appoints Douglas A. Obermier, Stock Registrar of the Company, as the attorney-in-fact and proxy of the undersigned, with full power of substitution, to deliver certificates for the shares of Stock tendered hereby and transfer ownership of such Stock on the books and records maintained by the Company. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Stock Registrar or the Company to be necessary or desirable to complete the transfer of Stock tendered hereby.

3. Binding Agreement.  The undersigned understands and agrees that the valid tender of shares of Stock pursuant to the procedures described in Section 3 of the Offer to Exchange and in the instructions hereto will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Offer; and except as stated in the Offer to Exchange, this tender is irrevocable.

4. Acknowledgement of Receipt of Documentation.  The undersigned represents and warrants that the undersigned has received, read and understands the terms of the Offer to Exchange and the attachments and exhibits thereto relating to the Offer, including, specifically, the Plan.

5. Interests Subject to Terms of Plan.  The undersigned hereby requests that all shares of Stock tendered hereby be accepted for exchange for an equal number of Interests, and the undersigned acknowledges and agrees that all such Interests shall be held by the undersigned subject to the terms and conditions of the Plan.

6. Acceptance of Terms.  The undersigned acknowledges and agrees that the tender of shares of Stock by the undersigned pursuant to the procedures set forth in the Offer constitutes the acceptance by the undersigned of the terms and conditions of the Offer and the Plan.

7. Pledged Stock.  If the undersigned’s shares of Stock tendered are pledged to a Qualified Financial Institution, the undersigned agrees and acknowledges that this Letter of Transmittal constitutes the undersigned’s instruction and direction to the Administrator, pursuant to the undersigned’s rights under Section 9.3(b) of the Plan, as agent for, and on behalf of the undersigned, to pledge the certificates representing the shares of Stock tendered herewith to U.S. Bank, or to pledge and deliver the certificates for shares of Stock to be issued to the Administrator on the undersigned’s behalf to the Qualified Financial Institution specified in Box C, as applicable; provided, however, that the undersigned acknowledges and agrees that the Administrator shall not be required to deliver any certificates for shares of Stock if the Qualified Financial Institution, the Company and the Administrator have agreed that no such delivery is required.

8. Condition to Transfer of Stock.  The undersigned recognizes that the Company has no obligation to transfer any shares of Stock from the name of the registered holder thereof, if the Company does not accept for exchange such shares of Stock so tendered.

9. Return of Stock.  The undersigned hereby requests that, except to the extent specified in Box C, the certificates for any shares of Stock delivered herewith and not accepted for exchange (and accompanying documents, as appropriate) be returned to the undersigned at the address shown above in Box A.

10. Confidential Information.  The undersigned acknowledges and agrees that from and after the acceptance of the shares of Stock tendered herewith and the issuance of Interests, the undersigned shall maintain the confidentiality of all non-public information relating to the Company and its subsidiaries, including any financial information or reports delivered by the Company pursuant to the terms of the Plan.

(Signature)

Date:
(Print Name)